As filed with the SEC on April 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1520922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Address, including zip code and telephone number, including area code,

of registrant’s principal executive offices)

ONEOK, Inc. 401(k) Plan

(Formerly known as “Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries”)

(Full title of the plan)

Stephen B. Allen.

Senior Vice President, General Counsel and Assistant Secretary

100 West Fifth Street

Tulsa, Oklahoma 74173

(918) 588-7000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jordan B. Edwards	Eric Grimshaw
GABLEGOTWALS	Senior Vice President, General Counsel and
100 West Fifth Street, Suite 1100	Corporate Secretary
Tulsa, Oklahoma 74103	100 West Fifth Street
(918) 595-4800	Tulsa, Oklahoma 74103
(918) 588-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share	10,000,000	$26.53	$265,300,000	$34,435.94

(1)

This registration statement (the “Registration Statement”) includes 10,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of ONEOK, Inc. (the “Company,” “Registrant” or “our”) that may be offered under the ONEOK, Inc. 401(k) Plan, as amended (formerly known as the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries) (the “401(k) Plan”).

(2)

This Registration Statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of our Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(3)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee (based on the average of the highest and lowest sale prices of our Common Stock on the New York Stock Exchange on April 21, 2020, which is a date within five business days prior to the date of filing of this Registration Statement).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act, this Registration Statement of the Registrant on Form S-8 is being filed in order to register 10,000,000 additional shares of ONEOK Inc.’s Common Stock which may be offered from time to time under the ONEOK, Inc. 401(k) Plan. The contents of the earlier registration statements on Form S-8, filed on November 20, 2018 (SEC File No. 333-228499), March 3, 2014 (SEC File No. 333-194284), December 21, 2012 (SEC File No. 333-185633), December 20, 2011 (SEC File No. 333-178622), December 21, 2010 (SEC File No. 333-171308), February 24, 2010 (SEC File No. 333-165044), February 26, 2009 (SEC File No. 333-157548), August 4, 2008 (SEC File No. 333-152748), February 12, 2007 (SEC File No. 333-140629), November 28, 1997 (SEC File No. 333-41263) and the post-effective amendment No. 1 to Form S-8 Registration Statement filed on April 19, 1999 (SEC File No. 333-41263), respectively, are incorporated by reference into this Registration Statement, and are supplemented by the information set forth below.

PART II

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2020;

(b)

The Company’s Current Reports on Form 8-K filed with the SEC on January 16, 2020, February 27, 2020, March  10, 2020, and April 17, 2020, but excluding in each portions of those reports and the exhibits related thereto that were furnished under Items 2.02 or 7.01;

(c)	The 401(k) Plan’s Annual Report on Form 11-K filed with the SEC on June 18, 2019; and

(d)

The description of our Common Stock contained in our Form 8-A registration statement filed with the SEC on November 21, 1997, including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	ONEOK, Inc. 401(k) Plan as amended and restated effective January 1, 2014 (incorporated by reference to Exhibit 4.1 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on March 3, 2014).

4.2	Amendment to ONEOK, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.2 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on November 20, 2018).

4.3	Amendment to ONEOK, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.3 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on November 20, 2018).

4.4	Amendment to ONEOK, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.4 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on November 20, 2018).

4.5	Amendment No. 4 to ONEOK, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.5 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on November 20, 2018).

4.6	Amendment No. 5 to ONEOK, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.6 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on November 20, 2018).

4.7	Amendment No. 6 to ONEOK, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.7 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on November 20, 2018).

4.8	Amendment No. 7 to ONEOK, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.8 to ONEOK, Inc.’s Registration Statement on Form S-8 filed on November 20, 2020).

4.9	Amendment No. 8 to ONEOK, Inc. 401(k) Plan

4.10	Amendment No. 9 to ONEOK, Inc. 401(k) Plan

5.1	Opinion of GABLEGOTWALS.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of GABLEGOTWALS. (Included in Exhibit 5.1)

24.1	Powers of Attorney (included herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and the State of Oklahoma, on April 28, 2020.

ONEOK, INC.

By:	/S/ WALTER S. HULSE
Name:	Walter S. Hulse
Title:	Chief Financial Officer, Executive Vice President, Strategic and Corporate Affairs

POWER OF ATTORNEY

Each person whose signature appears below authorizes Walter S. Hulse, Stephen B. Allen and Eric Grimshaw, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement, including post effective amendments, and to do any and all acts they or either of them determines may be necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of April, 2020.

Signature	Title

/S/ JOHN W. GIBSON	Chairman of the Board
John W. Gibson

/S/ TERRY K. SPENCER	Director, Chief Executive Officer and President
Terry K. Spencer	(Principal Executive Officer)

/S/ WALTER S. HULSE	Chief Financial Officer, Executive Vice President,
Walter S. Hulse	Strategic and Corporate Affairs
(Principal Financial Officer)

/S/ MARY M. SPEARS	Vice President and Chief Accounting Officer
Mary M. Spears	(Principal Accounting Officer)

/S/ BRIAN L. DERKSEN	Director
Brian L. Derksen

/S/ JULIE H. EDWARDS	Director
Julie H. Edwards

/S/ MARK W. HELDERMAN	Director
Mark W. Helderman

/S/ RANDALL J. LARSON	Director
Randall J. Larson

/S/ STEVEN J. MALCOLM	Director
Steven J. Malcolm

/s/ JIM W. MOGG	Director
Jim W. Mogg

/s/ PATTYE L. MOORE	Director
Pattye L. Moore

/S/ GARY D. PARKER	Director
Gary D. Parker

/s/ EDUARDO A. RODRIGUEZ	Director
Eduardo A. Rodriguez

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